Allegiant Q3 2017 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY THIRD QUARTER 2017
FINANCIAL RESULTS
Third Quarter 2017 Fully Diluted Earnings per Share of $1.39
Accelerate the Retirement of the MD-80 Fleet to Fourth Quarter 2018

LAS VEGAS. October 25, 2017 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the third quarter 2017, as well as comparisons to the prior year:

	Three Months Ended September 30,			Nine Months Ended September 30,
Unaudited	2017	2016	Change	2017	2016	Change
Total operating revenue (millions)	$348.8	$333.5	4.6%	$1,125.2	$1,026.9	9.6%
Operating income (millions)	$42.9	$76.8	(44.1)%	$201.0	$302.4	(33.5)%
Net income (millions)	$22.3	$45.5	(51.0)%	$112.4	$178.3	(37.0)%
Diluted earnings per share	$1.39	$2.75	(49.5)%	$6.85	$10.73	(36.2)%
Return on capital employed*				14.7%	24.8%
* - see appendix for calculation, represents twelve months ended September 30

“Our hearts go out to all of those involved in the tragic mass shooting in our home community," stated Maurice J. Gallagher Jr., chairman and CEO of Allegiant Travel Company. "While we mourn the victims we praise the heroes who always emerge from these tragedies, including a number of our Las Vegas maintenance personnel who provided shelter for more than 30 concert goers fleeing the melee of the shooting scene."

"Our team members produced another profitable quarter, the 59th consecutive. Typically, summer months have challenged our operations as we peak up. However, this July and August we saw meaningful improvements on just about every operational metric we track. Hurricane Irma created a unique set of challenges. We canceled 444 flights but quickly got back to work, providing our team members and customers with needed transportation to their abandoned homes in Florida. As usual, our team members rose to the challenge and did a great job responding to Mother Nature’s calamity."

"Lastly our board of directors approved a more aggressive retirement plan for our MD-80s. We now plan on retiring our last MD by the end of 2018. This is one year sooner than was previously expected. A hearty 'thank you' goes out to the members of our fleet team, who through hard work were able to source enough used A320 aircraft to make this happen. This is the end of an era for our company. The ‘80’ has been critical to our success and growth for the past 15 years - it will be missed."

Allegiant Q3 2017 Earnings

Notable highlights

•	Operational improvements - 61 percent reduction in controllable cancellations in the quarter

•	Airbus growth - Added five A320s and one A319 into revenue service during the quarter

•	MD-80 retirements - Retired five MD-80s during the quarter - remainder expected to be retired by the end of 2018

◦	MD-80s and related assets have a net book value of $42 million and are being reviewed for impairment

•	Sunseeker Resorts - In August, announced plans to develop a hotel/condo resort in Charlotte County, Florida

•	Network growth - As of September 30, 2017 the company is operating 373 routes versus 337 last year

•	New aircraft base - Announced Indianapolis, Indiana as an aircraft base to support the growth in that area

•	Shareholder returns - $11 million was returned through its recurring dividend paid in September 2017. The company:

◦	Will pay dividend of $0.70/share on December 5, 2017 to shareholders of record as of November 22, 2017

◦	Has share repurchase authorization of up to $100 million

Third quarter 2017 revenue

•	TRASM results - Third quarter TRASM increased 0.7 percent in spite of:

◦	Increased MD-80 spares during the quarter which resulted in a three percent decline in peak period capacity

◦	Hurricane Irma:

▪	Approximately two percent of scheduled ASMs for the quarter were canceled

▪	TRASM - Expected benefit from reduced ASMs - offset by refunds and decreased demand to Florida

Fourth quarter 2017 revenue trends

•	TRASM guidance - Expect a decline between three and 0.5 percent which is influenced by:

◦	Hurricane Irma and the Las Vegas mass shooting

▪	Approximately 80 percent of fourth quarter ASMs touch Las Vegas or Florida

▪	So far a decrease in demand during fourth quarter

▪	Impact on fourth quarter TRASM expected to be approximately between 3 and 3.5 percentage points

◦	Peak period flying - Fourth quarter peak capacity expected to increase nine percentage points

Third quarter cost

•	Third quarter CASM ex fuel increased 16.7 percent versus the same period last year, primarily driven by:

◦	Transition costs added four percentage points to increase, including:

▪	Reduced ASMs from fleet transition through lower utilization of MD-80s

▪	Other operational inefficiencies driven by the transition to an all Airbus fleet

◦	New pilot agreement - Added one percentage point

◦	Incremental depreciation from additional Airbus aircraft - Added three percentage points

◦	Elimination of the credit card surcharge product

▪	January 2017 discontinued credit card surcharge which had offset sales and marketing expense

▪	Added four percentage points in quarter

◦	Hurricane Irma - Added almost two percentage points due to flight cancellations

Fourth quarter 2017 cost trends

•	Fourth quarter 2017 CASM ex fuel is expected to increase between seven and nine percent, primarily driven by:

◦	Transition costs - Expected to add three percentage points to increase, including:

▪	Reduced ASMs from fleet transition through lower utilization of MD-80s

▪	Other operational inefficiencies driven by the transition to an all Airbus fleet

◦	New pilot agreement - Expected to add one percentage point due to increased benefit costs

◦	Incremental depreciation on additional Airbus aircraft - Expected to add two percentage points

◦	Elimination of credit card surcharge - Expected to add three percentage points

Allegiant Q3 2017 Earnings

Full year 2017 cost trends

•	Full year 2017 CASM ex fuel

◦	Expected to increase between eleven and twelve percent

◦	Previously guided range of plus ten to twelve percent

•	Maintenance and repairs expense

◦	Expected between $105 and $110 thousand per in-service aircraft per month for 2017

◦	Previously guided range - between $100 and $110 thousand

•	Total ownership expense per aircraft per month

◦	2017 ownership expense per in-service aircraft - between $125 and $130 thousand per month

◦	Previously guided range between $125 and $135 thousand

Balance sheet activity and full year 2017 trends

•	Full year CAPEX guidance is expected to be $604 million, versus prior guidance of $525 million

◦	Higher amount driven by expected commitment for five additional Airbus A320 in the fourth quarter

◦	Excludes Airbus heavy maintenance and Sunseeker resort

•	Raised $158 million in debt proceeds during the third quarter

◦	Includes monies drawn from existing $56 million revolving credit facility

◦	Seven Airbus aircraft remain unencumbered at end of third quarter

▪	Includes one new A320 which was collateralized in October

Guidance, subject to revision

4Q17
Estimated TRASM year-over-year change		(3.0) to (0.5)%

Fixed fee and other revenue guidance		4Q17
Fixed fee and other revenue (millions)		$19 to $21

Capacity guidance
System	4Q17	1Q18	FY17
Departure year-over-year growth	7 to 11%	8 to 12%
ASM year-over-year growth	9 to 13%	10 to 14%	9 to 10%
Scheduled
Departure year-over-year growth	7 to 11%	8 to 12%
ASM year-over-year growth	9 to 13%	10 to 14%	9 to 10%

Cost guidance	4Q17		FY17
CASM ex fuel* – year-over-year change	7 to 9%		11 to 12%

CAPEX guidance			FY17
Capital expenditures (millions)			$604
Capitalized Airbus deferred heavy maintenance (millions) **			$35
Sunseeker resorts **			$35
* - CASM ex fuel – cost per available seat mile excluding fuel expense
** - Not included in capital expenditure total

Allegiant Q3 2017 Earnings

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	3Q17	YE17	1Q18	2Q18	3Q18	YE18
MD-80 (166 seats)	40	37	35	29	20	—
757 (215 seats)	2	—	—	—	—	—
A319 (156 seats)	21	22	25	31	31	32
A320 (177/186 seats)	26	29	34	42	45	50
Total	89	88	94	102	96	82
Aircraft listed in table above include only in-service aircraft, planned retirements and future aircraft under contract (subject to change)

Allegiant Travel Company will host a conference call with analysts at 4:30 p.m. ET Wednesday, October 25, 2017 to discuss its third quarter 2017 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q3 2017 Earnings

Allegiant.®
Las Vegas-based Allegiant (NASDAQ: ALGT) is focused on linking travelers in small cities to world-class leisure destinations. The airline offers industry-low fares on an all-jet fleet while also offering other travel-related products such as hotel rooms and rental cars. All can be purchased only through the company website, Allegiant.com. Beginning with one aircraft and one route in 1999, the company has grown to more than 85 aircraft and 350 routes across the country with base airfares less than half the cost of the average domestic roundtrip ticket. For downloadable press kit, including photos, visit: http://gofly.us/iiFa303wrtF.

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future unit revenue, future operating expense, ASM growth, departure growth, fixed-fee and other revenues, expected capital expenditures, number of contracted aircraft to be placed in service in the future, timing of aircraft retirements, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov . These risk factors include, without limitation, an accident involving, or problems with, our aircraft, our reliance on our automated systems, limitation on growth as we transition to a single fleet type, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop a hotel-condo project in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Percent
	2017	2016	change
OPERATING REVENUE:
Scheduled service revenue	$183,064	$177,361	3.2
Ancillary revenue:
Air-related charges	130,818	127,301	2.8
Third party products	12,348	11,259	9.7
Total ancillary revenue	143,166	138,560	3.3
Fixed fee contract revenue	11,831	9,183	28.8
Other revenue	10,708	8,377	27.8
Total operating revenue	348,769	333,481	4.6
OPERATING EXPENSES:
Aircraft fuel	80,421	69,305	16.0
Salary and benefits	88,788	73,424	20.9
Station operations	37,148	32,252	15.2
Maintenance and repairs	28,870	26,263	9.9
Depreciation and amortization	31,894	25,881	23.2
Sales and marketing	13,884	5,650	145.7
Aircraft lease rentals	533	472	12.9
Other	24,315	23,394	3.9
Total operating expense	305,853	256,641	19.2
OPERATING INCOME	42,916	76,840	(44.1)
OTHER (INCOME) EXPENSE:
Interest income	(1,454)	(781)	86.2
Interest expense	10,041	6,938	44.7
Other, net	(400)	(308)	29.9
Total other (income) expense	8,187	5,849	40.0
INCOME BEFORE INCOME TAXES	34,729	70,991	(51.1)
PROVISION FOR INCOME TAXES	12,436	25,538	(51.3)
NET INCOME	$22,293	$45,453	(51.0)
Earnings per share to common shareholders (1):
Basic	$1.39	$2.76	(49.6)
Diluted	$1.39	$2.75	(49.5)
Weighted average shares outstanding used in computing earnings per share to common shareholders (1):
Basic	15,852	16,389	(3.3)
Diluted	15,862	16,406	(3.3)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended September 30,		Percent
	2017	2016	change*
OPERATING STATISTICS
Total system statistics:
Passengers	3,045,642	2,939,055	3.6
Revenue passenger miles (RPMs) (thousands)	2,672,963	2,645,533	1.0
Available seat miles (ASMs) (thousands)	3,220,246	3,121,762	3.2
Load factor	83.0%	84.7%	(1.7)
Operating expense per ASM (CASM) (cents)	9.50	8.22	15.6
Fuel expense per ASM (cents)	2.50	2.22	12.6
Operating CASM, excluding fuel (cents)	7.00	6.00	16.7
ASMs per gallon of fuel	72.6	70.6	2.8
Departures	22,723	21,384	6.3
Block hours	49,932	47,739	4.6
Average stage length (miles)	842	864	(2.5)
Average number of operating aircraft during period	89.7	84.0	6.8
Average block hours per aircraft per day	6.1	6.2	(1.6)
Full-time equivalent employees at end of period	3,704	3,287	12.7
Fuel gallons consumed (thousands)	44,346	44,187	0.4
Average fuel cost per gallon	$1.81	$1.57	15.3
Scheduled service statistics:
Passengers	2,998,476	2,904,295	3.2
Revenue passenger miles (RPMs) (thousands)	2,618,446	2,603,849	0.6
Available seat miles (ASMs) (thousands)	3,073,360	2,997,529	2.5
Load factor	85.2%	86.9%	(1.7)
Departures	21,498	20,398	5.4
Block hours	47,481	45,740	3.8
Total scheduled service revenue per ASM (TRASM) (cents)**	10.61	10.54	0.7
Average fare - scheduled service	$61.05	$61.07	—
Average fare - ancillary air-related charges	$43.63	$43.83	(0.5)
Average fare - ancillary third party products	$4.12	$3.88	6.2
Average fare - total	$108.80	$108.78	—
Average stage length (miles)	849	869	(2.3)
Fuel gallons consumed (thousands)	42,193	42,439	(0.6)
Average fuel cost per gallon	$1.80	$1.59	13.2
Percent of sales through website during period	93.3%	94.6%	(1.3)

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,		Percent
	2017	2016	change
OPERATING REVENUE:
Scheduled service revenue	$615,777	$568,089	8.4
Ancillary revenue:
Air-related charges	407,789	376,944	8.2
Third party products	39,394	34,482	14.2
Total ancillary revenue	447,183	411,426	8.7
Fixed fee contract revenue	34,120	22,690	50.4
Other revenue	28,140	24,743	13.7
Total operating revenue	1,125,220	1,026,948	9.6
OPERATING EXPENSES:
Aircraft fuel	250,470	182,969	36.9
Salary and benefits	277,307	211,185	31.3
Station operations	107,979	96,313	12.1
Maintenance and repairs	87,611	82,016	6.8
Depreciation and amortization	92,571	75,962	21.9
Sales and marketing	36,744	16,774	119.1
Aircraft lease rentals	3,098	924	235.3
Other	68,440	58,363	17.3
Total operating expense	924,220	724,506	27.6
OPERATING INCOME	201,000	302,442	(33.5)
OTHER (INCOME) EXPENSE:
Interest income	(4,193)	(2,102)	99.5
Interest expense	27,332	21,567	26.7
Other, net	(1,254)	(972)	29.0
Total other (income) expense	21,885	18,493	18.3
INCOME BEFORE INCOME TAXES	179,115	283,949	(36.9)
PROVISION FOR INCOME TAXES	66,715	105,669	(36.9)
NET INCOME	112,400	178,280	(37.0)
Earnings per share to common shareholders (1):
Basic	$6.85	$10.74	(36.2)
Diluted	$6.85	$10.73	(36.2)
Weighted average shares outstanding used in computing earnings per share to common shareholders (1):
Basic	16,142	16,493	(2.1)
Diluted	16,160	16,514	(2.1)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Nine Months Ended September 30,		Percent
	2017	2016	change*
OPERATING STATISTICS
Total system statistics:
Passengers	9,233,083	8,410,422	9.8
Revenue passenger miles (RPMs) (thousands)	8,340,269	7,831,436	6.5
Available seat miles (ASMs) (thousands)	10,181,292	9,302,051	9.5
Load factor	81.9%	84.2%	(2.3)
Operating expense per ASM (CASM) (cents)***	9.08	7.79	16.6
Fuel expense per ASM (cents)***	2.46	1.97	24.9
Operating CASM, excluding fuel (cents)	6.62	5.82	13.7
ASMs per gallon of fuel	72.2	71.6	0.8
Departures	69,739	61,271	13.8
Block hours	159,181	142,515	11.7
Average stage length (miles)	870	896	(2.9)
Average number of operating aircraft during period	86.6	83.4	3.8
Average block hours per aircraft per day	6.7	6.2	8.1
Full-time equivalent employees at end of period	3,704	3,287	12.7
Fuel gallons consumed (thousands)	141,054	129,862	8.6
Average fuel cost per gallon***	$1.78	$1.41	26.2
Scheduled service statistics:
Passengers	9,110,745	8,321,716	9.5
Revenue passenger miles (RPMs) (thousands)	8,183,636	7,714,172	6.1
Available seat miles (ASMs) (thousands)	9,747,395	8,967,614	8.7
Load factor	84.0%	86.0%	(2.0)
Departures	66,355	58,744	13.0
Block hours	151,988	137,066	10.9
Total scheduled service revenue per ASM (TRASM) (cents)**	10.91	10.92	(0.1)
Average fare - scheduled service	$67.59	$68.27	(1.0)
Average fare - ancillary air-related charges	$44.76	$45.30	(1.2)
Average fare - ancillary third party products	$4.32	$4.14	4.3
Average fare - total	$116.67	$117.71	(0.9)
Average stage length (miles)	875	901	(2.9)
Fuel gallons consumed (thousands)	134,906	125,291	7.7
Average fuel cost per gallon***	$1.76	$1.41	24.8
Percent of sales through website during period	94.1%	94.3%	(0.2)

* Except load factor and percent of sales through website, which is percentage point change.
** Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
*** Includes effect of $8.3 million fuel tax refunds in the second quarter of 2016.

Summary Balance Sheet

(millions)	9/30/2017	12/31/2016	Change
	(unaudited)
Unrestricted cash
Cash and cash equivalents	$74.0	$64.7	14.4%
Short-term investments	351.5	269.3	30.5
Long-term investments	76.9	124.8	(38.4)
Total unrestricted cash	502.4	458.8	9.5
Debt
Current maturities of long-term debt, net of related costs	165.8	86.2	92.3
Long-term debt, net of current maturities and related costs	845.7	722.0	17.1
Total debt	1,011.5	808.2	25.2
Total Allegiant Travel Company shareholders’ equity	$473.8	$473.6	—%

Summary Cash Flow

	Nine Months Ended September 30,
Unaudited (millions)	2017	2016	Change
Cash provided by operating activities	$296.4	$308.1	(3.8)%
Purchase of property and equipment, including capitalized interest*	(333.7)	(264.1)	26.4
Repurchase of common stock	(90.4)	(63.4)	42.6
Cash dividends paid to shareholders	(34.5)	(55.9)	(38.3)
Proceeds from the issuance of long-term debt	292.5	120.4	142.9
Principal payments on long-term debt	(88.0)	(63.5)	38.6
* Includes aircraft pre-delivery deposits.

Appendix A
Additional Financial Information
(Unaudited)

	Twelve Months Ended September 30,
Return on capital calculation (millions)	2017	2016
Net income attributable to Allegiant Travel Company	$153.7	$235.0
Income tax	87.4	137.2
Interest expense	34.6	27.5
Less interest income	(6.2)	(2.6)
	269.5	397.1

Interest income	6.2	2.6
Tax rate	36.3%	36.9%
Numerator	175.6	252.2

Total assets as of prior September 30	1,538.4	1,309.4
Less current liabilities as of prior September 30	479.5	363.6
Plus short term debt as of prior September 30	137.5	69.6
Denominator	1,196.4	1,015.4
Return on capital employed	14.7%	24.8%